United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 8, 2013 (April 3, 2013)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 3, 2013, Comtech Telecommunications Corp.’s subsidiary, Comtech Mobile Datacom Corporation, modified its Blue Force Tracking (“BFT-1”) sustainment contract with the U.S. Army. The Company agreed to a two year $43.6 million BFT-1 sustainment contract which modified the terms of its previous three year BFT-1 sustainment contract which had a not-to-exceed value of $80.7 million. The contract value for Year 2 was definitized at $20.8 million and has a performance period of April 1, 2013 to March 31, 2014. The contract value for Year 1 was definitized at $22.8 million. The modified two year BFT-1 sustainment contract provides the U.S. government with the ability to fund orders in stages.

A copy of the press release announcing the contract is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 8, 2013, announcing that the Company modified its BFT-1 sustainment contract and received an initial order for Year 2 of BFT-1 sustainment services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: April 8, 2013

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer